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                                                                     EXHIBIT 8.1
                       [ROBERTS & HOLLAND LLP LETTERHEAD]

                                  June 5, 1998


Celtics, Inc.
151 Merrimac Street
Boston, MA  02114


Dear Ladies and Gentlemen:

                  You have requested our opinion regarding certain Federal income tax aspects of the transactions described in the Registration Statement (as hereinafter defined) involving Boston Celtics Limited Partnership (the "Partnership"), a Delaware limited partnership. The "Registration Statement" means Amendment No. 2 to Form S-4 (Registration No. 333-50367), in the form described to us as the version thereof to be filed with the Securities and Exchange Commission on the date hereof. Capitalized terms used in this letter and not defined herein have the meanings given to them in the Registration Statement. This opinion is based upon review of the Registration Statement, our assumptions that the Reorganization and all related transactions described in the Registration Statement will, when implemented, take place in accordance with the description thereof included in the Registration Statement, that the principal purpose of each transaction constituting part of the Restructuring Transactions and of the Reorganization and of the Restructuring Transactions and the Reorganization as a whole is a bona fide business purpose, and that each party to each transaction document intends to comply therewith, and on the additional facts and representations set out in the representation letter of even date from the general partner of BCLP to us.

                  Based on the foregoing and on the Internal Revenue
Code of 1986, as amended (the "Code"), the Treasury
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Celtics, Inc.                                                       June 5, 1998

Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this letter, the statements of law and conclusions of law included in the Registration Statement under the heading "Certain Federal Income Tax Consequences," subject to all limitations set forth therein, are the opinion of Roberts & Holland LLP. No opinion is expressed regarding any statements, assumptions, or opinions regarding factual matters contained in the Registration Statement. In particular and without limiting the generality of the foregoing, we have no knowledge of and have made no inquiry regarding the trading prices for BCLP Units at any time, the income or loss allocated or distributions made to any holder of BCLP Units at any time, or the basis of any asset of BCLP; accordingly, no opinion is expressed regarding the accuracy of any statement relating to the amount of basis of any such holder or to the amount of the basis of any such asset or as to the accuracy of any statement dependent on any such matter.

                  Should any of the facts, assumptions, representations, or understandings referred to above prove incorrect, our opinion may change. No assurances can be given that any of the authorities on which we have relied will not be modified, revoked, supplemented, revised, reversed, or overruled or that any such modification, revocation, supplementation, revision, reversal, or overruling will not adversely affect the opinion set forth above.

                  We understand that this opinion is to be used in connection with the registration of Limited Partnership Units of Boston Celtics Limited Partnership II, 6% Subordinated Debentures of Boston Celtics Limited
Partnership, and Limited Partnership Interests of Castle Creek Partners, L.P. pursuant to the Securities Act of 1933, as amended. We consent to the filing of this opinion in connection with and as a part of the Registration Statement on Form S-4 and amendments thereto. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consents, however, we do not thereby admit that we are acting within the category of persons whose consent is required under section 7 of the Act and the rules and
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Celtics, Inc.                                                       June 5, 1998

regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Roberts & Holland LLP

                                             ROBERTS & HOLLAND LLP